                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]


                                 March 13, 1998



Chastain Capital Corporation
3424 Peachtree Road, N.E.
Suite 800
Atlanta, Georgia 30326

       Re: Chastain Capital Corporation -- Registration Statement on Form S-11 relating to 11,270,000 shares of Common Stock


Ladies and Gentlemen:

         We have acted as counsel for Chastain Capital Corporation, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering and sale of up to 11,270,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), by the Company pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and Friedman, Billings, Ramsey & Co., Inc. and EVEREN Securities, Inc. as representatives of the several underwriters.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         The opinions expressed herein are limited in all respects to Georgia law, and no opinion is expressed with respect to the laws of any other jurisdiction or

Chastain Capital Corporation
March 13, 1998
Page 2




any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                     (i)    The Shares are duly authorized.

                     (ii) Upon the issuance of the Shares against payment therefore as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                            Very truly yours,


                                            King & Spalding